Exhibit 99.1

Proofpoint Announces Second Quarter 2013 Financial Results

•                        Total revenue of $31.8 million, up 23% year-over-year

•                        Subscription revenue increased 25% year-over-year to $30.8 million

•                        Billings of $35.1 million, up 33% year-over-year

•                        GAAP EPS loss of $0.06; Non-GAAP EPS loss of $0.07

SUNNYVALE, Calif., — July 25, 2013 — Proofpoint, Inc. (NASDAQ: PFPT), a leading security-as-a-service provider, today announced financial results for the second quarter ended June 30, 2013.

“Our ability to exceed expectations across our key operating metrics during the second quarter highlights Proofpoint’s continued high competitive win rates, strong renewals, expansion with existing customers, and traction with channel and strategic partners,” stated Gary Steele, chief executive officer of Proofpoint.  “We were particularly pleased with the ongoing momentum of Proofpoint’s Targeted Attack Protection during the quarter.”

Steele continued, “Global demand remains robust for Proofpoint’s cloud-based, integrated security platform as customers continue to replace legacy security solutions to more effectively protect their data.  We are focused on extending our leadership position by further strengthening our cloud-based product portfolio with innovative features and solutions that continue to differentiate us from our competition.”

Second Quarter 2013 Financial Highlights

•                  Revenue: Total revenue for the second quarter of 2013 was $31.8 million, an increase of 23% compared to $25.9 million in the prior-year period.  Within total revenue, subscription revenue was $30.8 million, an increase of 25% on a year-over-year basis.  Hardware and services revenue contributed the remaining $1.0 million of total revenue.

•                  Billings: Total billings were $35.1 million for the second quarter of 2013, an increase of 33% compared to $26.3 million in the second quarter of 2012.  The company defines billings, a non-GAAP financial measure, as revenue recognized during the period plus the change in deferred revenue from the beginning to the end of the period.

•                  Gross Profit: GAAP gross profit for the second quarter was $22.3 million compared to $17.6 million for the second quarter of 2012.  Non-GAAP gross profit for the quarter was $23.0 million compared to $18.7 million in the year ago period.  Non-GAAP gross margin was 72% for the second quarter of 2013, consistent with the same period last year.

•                  Operating Loss: GAAP operating loss for the second quarter was $5.3 million compared to a loss of $5.1 million during the second quarter last year.  Non-GAAP operating loss for the second quarter of 2013 was $2.3 million, compared to a loss of $2.0 million during the same period last year.

•                  Net Loss: GAAP net loss for the second quarter was $2.1 million or $0.06 per share based on 34.6 million weighted average diluted shares outstanding.  This compares to a GAAP net loss of $5.5 million or $0.21 per share based on 26.2 million weighted average diluted shares outstanding in the prior-year period.  The GAAP net loss during the second quarter of 2013 included a $3.4 million, or $0.10 per share, non-recurring tax benefit related to the release of a deferred tax valuation allowance in a foreign jurisdiction.

Non-GAAP net loss for the second quarter of 2013 was $2.5 million or $0.07 per share based on 34.6 million weighted average diluted shares outstanding.  This compares to a loss of $2.4 million or $0.08 per share based on 30.3 million weighted average diluted shares outstanding during the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the second quarter of 2013 was negative $0.9 million compared to negative $0.9 million for the second quarter of 2012.

•                  Cash and Cash Flow: As of June 30, 2013, Proofpoint had cash, cash equivalents and short term investments of $89.7 million, compared to $90.2 million as of March 31, 2013.

The company used $0.7 million in net cash from operations for the second quarter of 2013 compared to generating $0.9 million during the second quarter of 2012.  The company generated negative $1.7 million in free cash flow for the quarter compared to negative $0.3 million during the second quarter of 2012.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.  An explanation of these measures and how they are calculated are also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter and Recent Business Highlights:

•                  Positioned in the “Leaders” quadrant in Gartner’s 2013 Magic Quadrant for Secure Email Gateways.

•                  Won a Best of TechEd 2013 award in the Security category for Proofpoint’s Targeted Attack Protection™.

•                  Announced the acquisition of Abaca Technology Corporation, a developer of one of the most accurate spam filtering technologies.

•                  Introduced Proofpoint’s cloud-based, social media platform for archiving, which further extends our overall archiving and governance capabilities by delivering social media compliance for enterprises in regulated industries.

•                  Announced a strategic relationship with Nuix, a provider of eDiscovery, electronic investigation and information governance software, that helps enterprises migrate valuable and legally required data to Proofpoint’s cloud-based Enterprise Archive from legacy archives.

•                  Extended the Proofpoint Advantage Partner Program and the Proofpoint Referral Partner Program to the specific needs of channel partners in the archiving and governance space.

•                  Welcomed five new channel partners to Proofpoint’s Referral Partner Program, all of which are highly successful Microsoft Gold Certified Partners.

“We were very pleased with our strong execution during the second quarter, as we once again exceeded expectations from a revenue, billings and cash flow perspective,” stated Paul Auvil, chief financial officer of Proofpoint.  “We remain excited by the momentum we are seeing in our business worldwide as evidenced by our 33% increase in billings and 25% growth in subscription revenue, which accounted for 97% of total revenue during the quarter.”

Financial Outlook

As of July 25, 2013 Proofpoint is providing guidance for its third quarter and full year 2013 as follows:

•                  Third Quarter 2013 Guidance: Total revenue is expected to be in the range of $32.5 million to $33.0 million.  Billings are expected to be in the range of $37.5 million to $38.5 million.  Adjusted EBITDA loss is expected to be in the range of $1.2 million to $0.9 million.  Non-GAAP EPS loss is expected to be in the range of $0.08 to $0.07 based on approximately 35.5 million weighted average diluted shares outstanding.

•                  Full Year 2013 Guidance: Total revenue is expected to be in the range of $129.5 million to $130.5 million.  Billings is expected to be in the range of $151.0 million to $153.0 million.  Adjusted EBITDA loss is expected to be in the range of $4.4 million and $3.9 million.  Non-GAAP EPS loss is expected to be in the range of $0.35 to $0.34 based on approximately 35.1 million weighted average diluted shares outstanding.  Free cash flow, defined as operating cash flow less capital expenditure, is expected to be approximately positive $5.0 million, which assumes capital expenditures of $6.0 million to $7.0 million.

Quarterly Conference Call

Proofpoint will host a conference call today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to review the company’s financial results for the second quarter ended June 30, 2013.  To access this call, dial 888.254.2827 for the U.S. and Canada or 913.312.1469 for international callers with conference ID #7891558.  A live webcast of the conference call will be accessible from the Investors section of Proofpoint’s website at investors.proofpoint.com, and a recording will be archived and accessible at investors.proofpoint.com.  An audio replay of this conference call will also be available through August 8, 2013, by dialing 877.870.5176 for the U.S. and Canada or 858.384.5517 for international callers and entering passcode #7891558.

About Proofpoint, Inc.

Proofpoint, Inc. (NASDAQ:PFPT) is a leading security-as-a-service provider that focuses on cloud-based solutions for threat protection, compliance, archiving & governance, and secure communications. Organizations around the world depend on Proofpoint’s expertise, patented technologies, and on-demand delivery system to protect against phishing, malware and spam, safeguard privacy, encrypt sensitive information, and archive and govern messages and critical enterprise information. More information is available at www.proofpoint.com.

Proofpoint and Proofpoint Essentials are trademarks or registered trademarks of Proofpoint, Inc. in the U.S. and other countries. All other trademarks contained herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the momentum in the company’s business, demand, future growth, market share and future financial results. It is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include: the effect of general economic conditions; specific economic risks in different geographies and among different industries; or other risks that may inhibit our drive to expand our business and global market share; failure to maintain or increase renewals and increased business from existing customers and failure to generate increased business through existing or new channel partner relationships; uncertainties related to continued success in sales growth and market share gains; failure to convert sales opportunities into definitive customer agreements; risks associated with successful implementation of multiple integrated software products and other product functionality; competition, particularly from larger companies with more resources than Proofpoint; risks related to new target markets, new product introductions and innovation; the ability to attract and retain key personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; the time it takes new sales personnel to become fully productive; unforeseen delays in developing new technologies and the uncertain market acceptance of new products or features; technological changes that make Proofpoint’s products and services less competitive; risks associated with the adoption of, and demand for, the Security-as-a-Service model in general and by specific industries; risks related to integrating the employees, customers and technologies of acquired businesses; and the other risk factors set forth from time to time in our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, and the other reports we file with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department.  All forward-looking statements herein reflect our opinions only as of the date of this release, and Proofpoint undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP gross profit. We define non-GAAP gross profit as GAAP gross profit, less stock-based compensation expense and the amortization of intangibles associated with acquisitions. We consider this non-GAAP financial measure to be a useful metric for management and investors because they exclude the effect of stock-based compensation expense and the amortization of intangibles associated with acquisitions so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit versus gross profit calculated in accordance with GAAP. Non-GAAP gross profit excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Stock-based compensation is an important part of our employees’ compensation and impacts their performance. In addition, the components of the costs that we exclude in our calculation of non-GAAP gross profit may differ from the components that our peer companies exclude when they report their non-GAAP results.  Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and evaluating non-GAAP gross profit together with gross profit calculated in accordance with GAAP.

Non-GAAP operating loss. We define non-GAAP operating loss as operating loss less stock-based compensation expense and the amortization of intangibles associated with acquisitions. We consider this non-GAAP financial measure to be a useful metric for management and investors because they exclude the effect of stock-based compensation expense and the amortization of intangibles associated with acquisitions so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating loss versus operating loss calculated in accordance with GAAP. For example, non-GAAP operating loss excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Stock-based compensation is an important part of our employees’ compensation and impacts their performance. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating loss may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating loss and evaluating non-GAAP operating loss together with operating loss calculated in accordance with GAAP.

Non-GAAP net loss. We define non-GAAP net loss as net loss less stock-based compensation expense and the amortization of intangibles associated with acquisitions. We consider this non-GAAP financial measure to be a useful metric for management and investors for the same reasons that we use non-GAAP operating loss. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net loss the tax effects associated with stock-based compensation and the amortization of intangibles associated with acquisitions. We used a 4 percent effective tax rate to calculate non-GAAP net loss for the second quarter of 2013 and 11 percent for the second quarter of 2012. We believe that a 4-8% effective tax rate range is a reasonable estimate of the near-term normalized tax rate under our current global operating structure. The same limitations described above regarding our use of non-GAAP operating loss also apply to our use of non-GAAP net loss.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period.  We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP.  Billings include amounts that have not yet been recognized as revenue.  We may also calculate billings in a manner that is different from other companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Adjusted EBITDA. We define adjusted EBITDA as net loss, adjusted to exclude: depreciation, amortization of intangibles, interest income (expense), net, provision for income taxes, stock-based compensation, acquisition-related expense, other income, and other expense. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We do not place undue reliance on adjusted EBITDA as our only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. There are limitations to using this non-GAAP financial measure, including that other companies may calculate this measure differently than we do, that they do not reflect our capital expenditures or future requirements for capital expenditures and that they do not reflect changes in, or cash requirements for, our working capital.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” section of our quarterly and annual reports filed with the SEC.

Proofpoint, Inc.

Condensed Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue:
Subscription	$30,816	$24,750	$59,268	$48,019
Hardware and services	1,011	1,193	3,323	2,543
Total revenue	31,827	25,943	62,591	50,562
Cost of revenue:(1)(2)
Subscription	8,276	7,236	16,105	14,447
Hardware and services	1,203	1,134	2,442	2,303
Total cost of revenue	9,479	8,370	18,547	16,750
Gross profit	22,348	17,573	44,044	33,812
Operating expense:(1)(2)
Research and development	7,591	6,224	15,153	12,105
Sales and marketing	16,239	13,450	32,367	25,625
General and administrative	3,777	2,964	7,679	5,730
Total operating expense	27,607	22,638	55,199	43,460
Operating loss	(5,259)	(5,065)	(11,155)	(9,648)
Interest income (expense), net	(5)	(43)	7	(103)
Other income (expense), net	(148)	(178)	(515)	(209)
Loss before provision for income taxes	(5,412)	(5,286)	(11,663)	(9,960)
Benefit (provision) for income taxes	3,347	(232)	3,205	(311)
Net loss	$(2,065)	$(5,518)	$(8,458)	$(10,271)
Net loss per share, basic and diluted	$(0.06)	$(0.21)	$(0.25)	$(0.65)
Weighted average shares outstanding, basic and diluted	34,625	26,195	34,028	15,907

(1) Includes stock-based compensation expense as follows:
Cost of subscription revenue	$196	$109	$428	$238
Cost of hardware and services revenue	39	15	75	26
Research and development	559	485	1,064	907
Sales and marketing	847	820	1,621	1,471
General and administrative	511	506	1,035	794
Total stock-based compensation expense	$2,152	$1,935	$4,223	$3,436
(2) Includes intangible amortization expense as follows:
Cost of subscription revenue	$413	$1,019	$739	$2,119
Research and development	8	7	16	15
Sales and marketing	228	146	298	317
General and administrative	11	—	11	—
Total intangible amortization expense	$660	$1,172	$1,064	$2,451

Proofpoint, Inc.

Condensed Consolidated Balance Sheets

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	June 30,	December 31,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$64,818	$39,254
Short-term investments	24,866	47,263
Accounts receivable, net	21,054	18,115
Inventory	452	567
Deferred product costs, current	1,092	1,184
Prepaid expenses and other current assets	3,761	3,491
Total current assets	116,043	109,874
Property and equipment, net	9,191	8,560
Deferred product costs, noncurrent	287	326
Goodwill	20,009	18,557
Intangible assets, net	5,745	2,913
Other noncurrent assets	3,546	211
Total assets	$154,821	$140,441
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,391	$2,496
Accrued liabilities	10,490	12,078
Notes payable and lease obligations	1,678	1,658
Deferred rent	554	462
Deferred revenue	68,694	62,642
Total current liabilities	86,807	79,336
Notes payable and lease obligations, noncurrent	1,525	2,354
Other long term liabilities, noncurrent	1,311	726
Deferred revenue, noncurrent	25,780	24,217
Total liabilities	115,423	106,633

Stockholders’ equity
Common stock, $0.0001 par value; 200,000 shares authorized at June 30, 2013 and December 31, 2012; 35,119 and 33,044 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	4	3
Additional paid-in capital	230,340	216,280
Accumulated other comprehensive income (loss)	(10)	3
Accumulated deficit	(190,936)	(182,478)
Total stockholders’ equity	39,398	33,808
Total liabilities and stockholders’ equity	$154,821	$140,441

Proofpoint, Inc.

Condensed Consolidated Statements of Cash Flows

(On a GAAP basis)

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities
Net loss	$(8,458)	$(10,271)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	3,701	4,499
Accretion of investments	386	—
Provision for allowance for doubtful accounts	17	—
Stock-based compensation	4,223	3,436
Changes in assets and liabilities:
Accounts receivable	(2,841)	3,552
Inventory	115	223
Deferred products costs	131	768
Prepaid expenses and other current assets	(129)	(311)
Noncurrent assets	(3,334)	59
Accounts payable	1,302	(1,296)
Accrued liabilities	(2,362)	790
Deferred rent	92	(5)
Deferred revenue	7,615	(334)
Net cash provided by operating activities	458	1,110
Cash flows from investing activities
Proceeds from sales and maturities of short-term investments	42,386	2,939
Purchase of short-term investments	(20,387)	(35,198)
Purchase of property and equipment	(1,990)	(2,443)
Acquisitions of business (net of cash acquired)	(3,771)	—
Net cash provided by (used in) investing activities	16,238	(34,702)
Cash flows from financing activities
Proceeds from issuance of common stock, net of repurchases	9,705	1,761
Proceeds from initial public offering, net of offering costs	—	68,405
Repayments of equipment financing loans	(837)	(184)
Net cash provided by financing activities	8,868	69,982
Net increase in cash and cash equivalents	25,564	36,390
Cash and cash equivalents
Beginning of period	39,254	9,767
End of period	$64,818	$46,157

Reconciliation of Non-GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

GAAP gross profit	$22,348	$17,573	$44,044	$33,812
Plus Adjustments:
Stock-based compensation expense	235	124	503	264
Intangible amortization expense	413	1,019	739	2,119
Non-GAAP gross profit	22,996	18,716	45,286	36,195

GAAP operating loss	(5,259)	(5,065)	(11,155)	(9,648)
Plus:
Stock-based compensation expense	2,152	1,935	4,223	3,436
Intangible amortization expense	660	1,172	1,064	2,451
Non-recurring acquisition expense	161	—	200	3
Non-GAAP operating loss	(2,286)	(1,958)	(5,668)	(3,758)

GAAP net loss	(2,065)	(5,518)	(8,458)	(10,271)
Plus:
Stock-based compensation expense	2,152	1,935	4,223	3,436
Intangible amortization expense	660	1,172	1,064	2,451
Non-recurring acquisition expense	161	—	200	3
Non-recurring income tax benefit	(3,449)	—	(3,449)	—
Non-GAAP net loss	(2,541)	(2,411)	(6,420)	(4,381)

Weighted average shares outstanding, basic and diluted	34,625	26,195	34,028	15,907
Plus:

Additional weighted average shares giving effect to initial public offering and conversion of convertible preferred stock at the beginning of the period	—	4,094	—	11,834
Shares used in computing Non-GAAP net loss per share, basic and diluted	34,625	30,289	34,028	27,741

Non-GAAP net loss, basic and diluted	$(0.07)	$(0.08)	$(0.19)	$(0.16)

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net Loss	$(2,065)	$(5,518)	$(8,458)	$(10,271)
Depreciation	1,364	1,032	2,637	2,048
Amortization of Intangible Assets	660	1,172	1,064	2,451
Interest (income) expense, net	5	43	(7)	103
Provision (benefit) for Income Taxes	(3,347)	232	(3,205)	311
EBITDA	$(3,383)	$(3,039)	$(7,969)	$(5,358)

Stock-Based Compensation Expense	$2,152	$1,935	$4,223	$3,436
Acquisition Related Expenses	161	—	200	3
Other Income	(2)	(10)	(4)	(11)
Other Expense	150	188	519	220
Adjusted EBITDA	$(922)	$(926)	$(3,031)	$(1,710)

Reconciliation of Total Revenue to Billings

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Total Revenue	$31,827	$25,943	$62,591	$50,562

Deferred Revenue
Ending	94,474	75,906	94,474	75,906
Beginning	91,180	75,503	86,859	76,240
Net Change	3,294	403	7,615	(334)

Billings	$35,121	$26,346	$70,206	$50,228

MEDIA CONTACT:	INVESTOR CONTACT:
ORLANDO DEBRUCE	SETH POTTER
PROOFPOINT, INC.	ICR FOR PROOFPOINT, INC.
408-338-6870	646-277-1230
ODEBRUCE@PROOFPOINT.COM	SETH.POTTER@ICRINC.COM